SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): APRIL 7, 1998


                                 WHX Corporation
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             (Exact name of registrant as specified in its charter)


    Delaware                     1-2394                      13-3768097
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(State or other jurisdiction   (Commission                (IRS Employer
     of incorporation)         File Number)            Identification No.)


           110 East 59th Street, 30th Floor, New York, New York 10022
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (212) 355-5200



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         (Former name or former address, if changed since last report.)


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         ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On April 7, 1998, WHX Corporation, a New York corporation (the "Registrant"), completed its previously announced tender offer for all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Handy & Harman, at a price of $35.25 per Share, net to the seller in cash (the "Offer").

         The Offer expired at 12:00 midnight, New York City time, on Monday, April 6, 1998. In the Offer, the registrant's wholly owned subsidiary, HN Acquisition Corp., a New York corporation (the "Purchaser") purchased 9,976,651 Shares (which amount includes 248,484 Shares tendered pursuant to guarantees of delivery (the "Guaranteed Shares")), which together with the Shares then owned by the Registrant, the Purchaser, and other wholly owned subsidiaries of the Registrant, constituted approximately 95.7% of the outstanding Shares. The aggregate purchase price for the Shares (including the Guaranteed Shares) pursuant to the Offer was $351,676,947.70.

         On April 10, 1998, the Purchaser merged (the "Merger") with and into Handy & Harman pursuant to the Agreement and Plan of Merger dated as of March 1, 1998 by and among Handy & Harman, the Registrant and the Purchaser, as amended (the "Merger Agreement"), with Handy & Harman being the surviving corporation and thereby becoming a wholly owned subsidiary of the Registrant. Pursuant to the Merger Agreement, all remaining outstanding Shares (other than Shares owned by Handy & Harman as treasury stock, owned by the Registrant or any subsidiary of the Registrant, or Shares held by shareholders exercising appraisal rights under New York law) were converted into a right to receive $35.25 in cash, without interest (the "Merger Consideration").

         A copy of the press release issued by the Registrant in respect of the foregoing is filed herewith as Exhibit 99.2 and incorporated herein by reference.

         ITEM 5.           OTHER EVENTS

         The Registrant obtained a portion of the funds for the acquisition of Handy & Harman through the sale of $350 million principal amount of 10 1/2%
Senior Notes due 2005 (the "Notes") in a Rule 144A Private Placement to qualified institutional buyers. On April 7, 1998, the Registrant closed the sale of the Notes and received $340,375,000 in net proceeds therefrom.

         The Notes were issued under the Indenture dated as of April 7, 1998 (the "Indenture") executed by the Registrant and Bank One, N.A., as Trustee under the Indenture. The Notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements. The Registrant has, however, entered into a Registration Rights Agreement pursuant to which it has agreed to file a registration statement with respect to the

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resale  of the  Notes.  Copies  of the  Indenture  and the  Registration  Rights
Agreement are attached hereto as Exhibits 4.1 and 99.1, respectively, and are incorporated herein by reference in their entirety.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  The following audited financial statements of Handy & Harman are incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 1997 filed by Handy & Harman with the Securities and Exchange Commission:

                        Report of Independent Accountants

                           Consolidated Balance Sheets- December 31, 1997 and
                           1996

                           Consolidated Statements of Income- Years ended December 31, 1997, 1996 and 1995

                           Consolidated Statements of Cash Flows- Years ended December 31, 1997, 1996 and 1995

                   Notes to Consolidated Financial Statements


         (b) PRO FORMA FINANCIAL INFORMATION. The Registrant has determined that it is impracticable to provide the required pro forma financial information required to be reported in this Current Report on Form 8-K. The Registrant will file the required pro forma financial information under cover of an amendment to this Form 8-K as soon as practicable but in no event later than June 22, 1998.


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         (c)  EXHIBITS:

                  2.1 Agreement and Plan of Merger, dated March 1, 1998, by and between Handy & Harman, the Registrant and HN Acquisition Corp. (incorporated by reference to Exhibit (c) to the Registrant's Tender Offer Statement on Schedule 14D-1 dated March 6, 1998 (as subsequently amended, the "Schedule 14D-l")).

                  2.2      Amendment  No. 1 dated as of  March  26,  1998 to the
                           Agreement  and  Plan  of  Merger   (incorporated   by
                           reference to Exhibit (a)(12) to the Schedule 14D-1).

                  4.1 Indenture dated as of April 7, 1998 by and between the Registrant and Bank One, N.A., as Trustee.

                  99.1 Form of Registration Rights Agreement dated as of April 7, 1998 by and among the Registrant and the Purchasers of the Notes.

                  99.2     Press  Release  of WHX  Corporation  dated  April 13,
                           1998.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 1998

                                             WHX CORPORATION


                                             By:/s/ Ronald LaBow
                                                --------------------------------
                                                Name:   Ronald LaBow
                                                Title:  Chairman of the Board


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